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P                      CASCADE COMMUNICATIONS CORP.
R
O                  Proxy for Annual Meeting of Stockholders
X
Y                            May 1, 1997

               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel E. Smith and Paul E. Blondin, and each of them, proxies, with full power of substitution, to vote all shares of stock of Cascade Communications Corp. (the "Corporation") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, May 1, 1997 (the "Annual Meeting") at 9:30 a.m. local time, at The Omni Parker House, 60 School Street, Boston, Massachusetts 02108, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 4, 1997, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

                                                 SEE REVERSE SIDE


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         Please mark votes as in this example
  X

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS IN ITEMS 2, 3 AND 4.



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1. To elect  three  members  to the Board of  Directors  to serve for three year terms as Class I Directors:

      Nominees:
      Gururaj Deshpande
      Victoria A. Brown
      Steven C. Walske

       [ ] FOR             [ ] WITHHELD


-----------------------------
For all nominees except as noted above


2. To approve amendments to the Corporation's 1994 Non-Employee Director Stock Option Plan (the "Director Plan") to (i) amend the initial stock option grant from 90,000 shares to 30,000 shares for non-employee Directors first elected after the Annual Meeting; (ii) to amend the stock option grant for each subsequent year of service on the Board of Directors from 12,000 to 10,000 shares for all non-employee Directors following the Annual Meeting; (iii) to limit the number of shares granted for each initial stock option grant and the stock option grant for each subsequent year of service on the Board of Directors to the amount stated above effective after the Annual Meeting; and (iv) increase the number of shares of Common Stock available for issuance under the Director Plan from 720,000 shares to 870,000 shares.

     [ ] FOR        [  ] AGAINST   [ ] ABSTAIN

3. To approve an amendment to the Corporation's Amended and Restated Certificate of Incorporation increasing from 225,000,000 to 300,000,000 the number of authorized shares of Common Stock, par value $.001 per share, of the Corporation.

     [ ]  FOR       [ ]  AGAINST  [ ] ABSTAIN


4.    To ratify the selection of the firm of
       Coopers & Lybrand L.L.P. as auditors
       for the fiscal year ending December
       31, 1997.

     [ ] FOR       [ ]  AGAINST   [ ] ABSTAIN

5.    To transact such other business as may
       properly come before the meeting and
       any adjournment thereof.

         [ ]   MARK HERE FOR ADDRESS
               CHANGE AND NOTE BELOW

               _________________________
               _________________________


        [ ]   MARK HERE IF YOU PLAN
              TO ATTEND THE MEETING

If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.


---------------------------------
Signature                                          Date

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Signature                                          Date


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